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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ---------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        MORGAN STANLEY DEAN WITTER & CO.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                  36-3145972
---------------------------------------  ---------------------------------------
     (State of Incorporation                (IRS Employer Identification no.)
         or Organization)

   1585 Broadway, New York, New York                     10036
---------------------------------------  ---------------------------------------
       (Address of Principal                           (Zip Code)
         Executive Offices)

If this Form relates to the              If this Form relates to the
registration of a class of securities    registration of a class of securities
pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
Exchange Act and is effective pursuant   Exchange Act and is effective pursuant
to General Instruction A.(c), please     to General Instruction A.(d), please
check the following box. [X]             check the following box. [ ]



Securities Act registration statement file number to which this form relates:
333-75289

Securities to be registered pursuant to Section 12(b) of the Act:


          Title of Each Class                Name of Each Exchange on Which
          to be so Registered                Each Class is to be Registered
---------------------------------------  ---------------------------------------

7.0% Currency Protected PERQS Due May    THE AMERICAN STOCK EXCHANGE
22, 2000 (Mandatorily Exchangeable for
the Cash Value of Common Stock of
Nokia Corporation)


Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
--------------------------------------------------------------------------------
                                (Title of Class)


================================================================================

               Item 1. Description of the Registrant's Securities to be Registered.

               The title of the class of securities to be registered hereunder is: "7.0% Currency Protected Performance Equity- linked Redemption Quarterly-pay Securities(SM) Due May 22, 2000 (Mandatorily Exchangeable for the Cash Value of Common Stock of Nokia Corporation)" (the "Nokia CP PERQS(SM)"). A description of the Nokia CP PERQS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-75289) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated May 6, 1999 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the Nokia CP PERQS contained in the pricing supplement dated May 17, 1999 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Nokia CP PERQS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

               Item 2. Exhibits.

               The following documents are filed as exhibits hereto:

               4.1 Proposed form of Global Note evidencing the Nokia CP PERQS.



                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   MORGAN STANLEY DEAN WITTER & CO.
                                   (Registrant)


Date: May 18, 1999                 By: /s/ Ronald T. Carman
                                       -------------------------------------
                                       Name:  Ronald T. Carman
                                       Title: Assistant Secretary



                                INDEX TO EXHIBITS



Exhibit No.                                                          Page No.

4.1 Proposed form of Global Note evidencing the Nokia CP PERQS         A-1



                             FIXED RATE SENIOR NOTE

REGISTERED                                                  REGISTERED
No. FXR                                                     $
                                                            CUSIP:  617446810

               Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co.
or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.




                        MORGAN STANLEY DEAN WITTER & CO.
                    SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                                  (Fixed Rate)

                  CURRENCY PROTECTED PERFORMANCE EQUITY-LINKED
                REDEMPTION QUARTERLY-PAY SECURITIES ("CP PERQS")

                          % CP PERQS DUE MAY 22, 2000
                       CP PERQS MANDATORILY EXCHANGEABLE
                   FOR THE CASH VALUE OF THE COMMON STOCK OF
                               NOKIA CORPORATION

---------------------------------------------------------------------------------------------------
ORIGINAL ISSUE DATE:         INITIAL REDEMPTION       INTEREST RATE:            MATURITY DATE:
        , 1999                 DATE: N/A                    % per annum           May 22, 2000
---------------------------------------------------------------------------------------------------
INTEREST ACCRUAL             INITIAL REDEMPTION       INTEREST PAYMENT          OPTIONAL
  DATE:      , 1999            PERCENTAGE: N/A          DATE(S): August __,       REPAYMENT
                                                        1999, November __,        DATE(S): N/A
                                                        1999, February __,
                                                        2000 and at maturity
---------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:          ANNUAL REDEMPTION        INTEREST PAYMENT          APPLICABILITY OF
  U.S. dollars                 PERCENTAGE               PERIOD: Quarterly         MODIFIED
                               REDUCTION: N/A                                     PAYMENT UPON
                                                                                  ACCELERATION:
                                                                                  N/A
---------------------------------------------------------------------------------------------------
IF SPECIFIED                 REDEMPTION NOTICE        APPLICABILITY OF          If yes, state Issue
  CURRENCY                     PERIOD:                  ANNUAL INTEREST           Price: N/A
  OTHER THAN                                            PAYMENTS: N/A
  U.S. DOLLARS,
  OPTION TO
  ELECT PAYMENT
  IN U.S. DOLLARS:
  N/A
---------------------------------------------------------------------------------------------------
EXCHANGE RATE                                                                   ORIGINAL YIELD TO
  AGENT:                                                                          MATURITY: N/A
---------------------------------------------------------------------------------------------------
OTHER PROVISIONS:
  See below
---------------------------------------------------------------------------------------------------

Denominations.................   $       and integral multiples thereof

Amount Payable at Maturity....   At maturity (including as a result of
                                 acceleration under the terms of the Senior
                                 Indenture (as defined below)), upon delivery
                                 of this CP PERQS to the Trustee, the Issuer
                                 shall, with respect to the principal amount
                                 of this CP PERQS, deliver an amount in U.S.
                                 dollars equal to the lesser of (x) the
                                 product of the Issue Price and the Stock
                                 Price Percentage or (y) $           , or
                                 % of the Issue Price (the "Cap Price");
                                 provided that, if the maturity date of this CP PERQS is accelerated (x) because of the consummation of a Reorganization Event (as defined in paragraph 5 of the "Antidilution
                                 Adjustments" below) where the Exchange
                                 Property consists only of cash or (y) because of an acceleration pursuant to the Senior
                                 Indenture, the Issuer shall give notice of such acceleration as promptly as possible, and in no case later than two Business Days following such deemed maturity date, (i) to the holder of this CP PERQS by mailing notice of such acceleration by first class mail, postage prepaid and (ii) to the Trustee and the Depositary by telephone or facsimile confirmed by mailing such notice to the Trustee at its New York office and to the Depositary by first class mail, postage prepaid. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of this CP PERQS receives the notice. If the maturity of this CP PERQS is accelerated in the manner described in the immediately preceding sentence, no interest on the amounts payable with respect to this CP PERQS shall accrue for the period from and after such accelerated maturity date;
                                 provided, that the Issuer has deposited with the Exchange Agent the cash value of the Nokia Stock, or any other the Exchange
                                 Property due with respect to such
                                 acceleration.

                                 The Issuer shall, or shall cause the
                                 Calculation Agent to, deliver U.S. dollars to the Trustee for delivery to the holder. References to payment "per CP PERQS" refer to
                                 each $      principal amount of this CP PERQS.


                                 If this CP PERQS is not surrendered for
                                 exchange at maturity, it shall be deemed to be no longer Outstanding under, and as defined in, the Senior Identure (as defined below), except with respect to the holder's right to receive the Amount Payable at Maturity.

Nokia Stock...................   The common stock, par value Euro 0.24 per
                                 share, of Nokia Corporation, a Finnish
                                 corporation ("Nokia").

Stock Price Percentage........   The Stock Price Percentage is a fraction, the
                                 numerator of which shall be the Final Stock
                                 Price and the denominator of which shall be the Initial Stock Price.

Initial Stock Price...........   Euro      , the Market Price of one share of
                                 Nokia Stock on the Pricing Date, as
                                 determined by the Calculation Agent.

Final Stock Price.............   The product of the Market Price of one share
                                 of Nokia Stock and the Share Ratio, each as determined on the Determination Date by the Calculation Agent.

Initial Share Control Amount..

Initial FX Rate...............          euro per U.S. $1.00, the euro/U.S.
                                 dollar exchange rate as of the Pricing Date, as determined by the Calculation Agent.

Share Ratio...................   The Share Ratio shall initially be set at
                                 1.0, but shall be subject to adjustment upon the occurrence of certain events through and including the Determination Date. See
                                 "--Antidilution Adjustments" below.

Determination Date............          , 2000, or if such day is not a
                                 Trading Day or if there is a Market
                                 Disruption Event on such day, the
                                 Determination Date shall be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred;
                                 provided that the Determination Date shall be no later than the second scheduled Trading Day preceding the Maturity Date, notwithstanding the occurrence of a Market Disruption Event on such second scheduled Trading Day.

Market Price..................   The Market Price for any security for any
                                 date means the official closing price of such security as reported by the principal exchange on which such security is traded on such date. If the official closing price is not available for any reason (including, without limitation, the occurrence of a Market Disruption Event), the Market Price for such security for any date shall be the mean, as determined by the Calculation Agent, of the bid prices for such security obtained from as many dealers in such security (which may include MS & Co. or any of the Issuer's other subsidiaries or affiliates), but not exceeding three, as will make such bid prices available to the Calculation Agent after 3:00 p.m. (local time in such principal market) on such date.

Trading Day...................   A day on which trading is generally conducted
                                 on the Helsinki Stock Exchange, and, in the over-the-counter market for equity securities in the United States and The Republic of Finland, as determined by the Calculation
                                 Agent.

Business Day..................   Any day other than a Saturday or Sunday, that
                                 is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The
                                 City of New York or in Tokyo.

Calculation Agent.............   Morgan Stanley & Co. Incorporated and its
                                 successors ("MS & Co."). All percentages resulting from any calculation on the CP
                                 PERQS shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or
                                 .09876545) would be rounded to 9.87655% (or
                                 .0987655)), and all dollar amounts used in or resulting from such calculation shall be rounded to the nearest cent with one-half cent being rounded upwards.


Antidilution Adjustments......   The Share Ratio (and, in the case of
                                 paragraph 5 below, the determination of the cash payment at maturity) shall be adjusted by the Calculation Agent as follows:


                                       1. If Nokia Stock is subject to a stock
                                 split or reverse stock split, then once such split has become effective, the Share Ratio shall be adjusted to equal the product of the prior Share Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of Nokia Stock.

                                       2. If Nokia Stock is subject to (i) a
                                 stock dividend (issuance of additional shares of Nokia Stock) that is given ratably to all holders of shares of Nokia Stock or (ii) to a distribution of Nokia Stock as a result of the triggering of any provision of the corporate charter of Nokia, then once the dividend has become effective and Nokia Stock is trading ex-dividend, the Share Ratio shall be adjusted so that the new Share Ratio shall equal the prior Share Ratio plus the product of (i) the number of shares issued with respect to one share of Nokia Stock and (ii) the prior Share Ratio.

                                       3. There shall be no adjustments to the
                                 Share Ratio to reflect cash dividends or other distributions paid with respect to Nokia Stock other than distributions described in clause
                                 (v) of paragraph 5 below and Extraordinary
                                 Dividends as described below. A cash dividend or other distribution with respect to Nokia Stock shall be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding non- Extraordinary Dividend for Nokia Stock by an amount equal to at least 10% of the Market Price of Nokia Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the ex-dividend date for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to Nokia Stock, the Share Ratio with respect to Nokia Stock shall be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Share Ratio shall equal the product of
                                 (i) the then current Share Ratio and (ii) a fraction, the numerator of which is the Market Price on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Market Price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for Nokia Stock shall equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for Nokia Stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component shall be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on the Nokia Stock described in clauses (i) and (v) of paragraph 5 below that also constitutes an Extraordinary Dividend shall cause an adjustment to the Share Ratio pursuant only to clause (i) or clause (v) of paragraph 5.

                                       4. If Nokia issues rights or warrants to
                                 all holders of Nokia Stock to subscribe for or purchase Nokia Stock at an exercise price per share less than the Market Price of the Nokia Stock on both (i) the date the exercise price of such rights or warrants is determined and
                                 (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of this CP PERQS, then the Share Ratio shall be adjusted to equal the product of the prior Share Ratio and a fraction, the numerator of which shall be the number of shares of Nokia Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Nokia Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of Nokia Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Nokia Stock which the aggregate offering price of the total number of shares of Nokia Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Market Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Market Price.

                                       5. If (i) there occurs any
                                 reclassification or change of Nokia Stock, including, without limitation, as a result of the issuance of any tracking stock by Nokia,
                                 (ii) Nokia, or any surviving entity or
                                 subsequent surviving entity of Nokia (a "Nokia Successor") has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of Nokia or any Nokia Successor with another corporation occurs (other than pursuant to clause (ii) above), (iv) Nokia is liquidated or nationalized, (v) Nokia issues to all of its shareholders equity securities of an issuer other than Nokia (other than in a transaction described in clauses (ii), (iii) or
                                 (iv) above) (a "Spin-off Event") or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of Nokia Stock (any such event in clauses (i) through (vi) a "Reorganization Event"), the method of determining the amount payable at maturity for this CP PERQS shall be adjusted to provide that each holder of this CP PERQS shall be entitled to receive at maturity, in respect of each $ principal amount of this CP PERQS, U.S. dollars in an amount equal to (a) if the Transaction Value (as defined below) is greater than the Cap Price, the Cap Price or (b) if the Transaction Value is less than or equal to the Cap Price, the Transaction Value; provided that, if the Exchange Property (as defined below) received in any such Reorganization Event consists only of cash or if all of the consideration received in such Reorganization Event is denominated in (or, if such consideration consists of property other than cash or securities, would reasonably be valued in a currency other than U.S. dollars or euro), the maturity date of this CP PERQS shall be deemed to be accelerated to the date on which such cash is distributed to holders of Nokia Stock. "Exchange Property" means the securities, cash or any other assets distributed to holders of Nokia Stock in any such Reorganization Event, including, in the case of the issuance of tracking stock, the reclassified share of Nokia stock, and, in the case of a Spin-off Event, the share of Nokia Stock with respect to which the spun-off security was issued. "Transaction Value" means
                                 (i) for any cash received in any such
                                 Reorganization Event, the amount of cash received per share of Nokia Stock multiplied by the product of the Initial Share Control Amount and the then current Share Ratio and, if such cash consists of euro, divided by the Initial FX Rate, (ii) for any property other than cash or securities received in any such Reorganization Event, the market value (as determined by the Calculation Agent) of such Exchange Property received for each share of Nokia Stock at the date of the receipt of such Exchange Property multiplied by the product of the Initial Share Control Amount and the then current Share Ratio and, if the value of such property has been valued in euro, divided by the Initial FX Rate and (iii) for any security received in any such Reorganization Event, an amount equal to the Market Price per share of such security on the Determination Date multiplied by the quantity of such security received for each share of Nokia Stock multiplied by the product of the Initial Share Control Amount and, the Share Ratio for Nokia Stock at the time of such Reorganization Event and, if the security is denominated in euro, divided by the Initial FX Rate.

                                 For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                       6. If more than one of the events set out
                                 above occurs, the adjustments to the Share
                                 Ratio for the second and subsequent events shall be to the Share Ratio as adjusted for preceding events.

                                       7. Except as described below, no
                                 adjustments to the Share Ratio or to the amount payable at maturity to the holder of this CP PERQS shall be required other than those specified above. However, the Issuer may, at its sole discretion, cause the Calculation Agent to make additional adjustments to the Share Ratio or to adjust the determination of the cash payment at maturity upon the occurrence of corporate or other similar events that affect or could potentially affect market prices of, or shareholders' rights in, the Nokia Stock, but only to reflect such changes, and not with the aim of changing relative investment risks. In addition, the Issuer may, at its sole discretion, cause the Calculation Agent, to alter the specific adjustments set forth above in paragraphs 1 through 6 upon the occurrence of one or more of the events enumerated in paragraphs 1 through 6, if the Issuer determines that such adjustments do not properly reflect the consequences of the events enumerated in such paragraphs or would not preserve the relative investment risks. There may be corporate or other similar events that could affect the Market Price of the Nokia Stock for which the Calculation Agent will not adjust the Share Ratio.

                                 No adjustments to the Share Ratio shall be required unless such Share Ratio adjustment would require a change of at least 0.1% in the Share Ratio then in effect. The Share Ratio resulting from any of the adjustments specified above shall be rounded to the nearest one thousandth with five ten-thousandths being rounded upward.

                                 Notwithstanding the foregoing, the amount
                                 payable by the Issuer at maturity with
                                 respect to this CP PERQS shall not under any
                                 circumstances exceed $      per CP PERQS.

                                 The Calculation Agent shall be solely
                                 responsible for the determination and
                                 calculation of any adjustments to the Share
                                 Ratio or method of calculating the Share
                                 Ratio and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described above (including the identification of potential events described in paragraph 7), and its determinations and calculations with respect thereto shall be conclusive.

                                 The Calculation Agent shall provide
                                 information as to any adjustments to the Share Ratio or method of calculating the Share Ratio or the cash payment at maturity upon written request by any holder of this CP PERQS.

Market Disruption Event.......   "Market Disruption Event" means, with respect
                                 to Nokia Stock (or any security that may be included as Exchange Property):

                                 (i) a suspension, absence or material
                                 limitation of trading of Nokia Stock (or any such security) on the primary market for Nokia Stock (or any such security) for more than two hours of trading or during the one-half hour period preceding the close of trading in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for Nokia Stock (or any such security) as a result of which the reported trading prices for Nokia Stock (or any such security) during the last one-half hour preceding the closing of trading in such market are materially inaccurate; or the suspension, absence or material limitation on the primary market for trading in options contracts related to Nokia Stock (or any such security), if available, during the one-half hour period preceding the close of trading in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                 (ii) a determination by the Calculation Agent in its sole discretion that the event described in clause (i) above materially interfered with the ability of the Issuer or any of its affiliates to unwind all or a material portion of the hedge with respect to
                                 the   % Currency-Protected PERQS due May 22,
                                 2000 (Mandatorily Exchangeable for the Cash
                                 Value of Shares of Common Stock of Nokia
                                 Corporation).

                                 For purposes of determining whether a Market
                                 Disruption Event has occurred: (1) a
                                 limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant option contract shall not constitute a Market Disruption Event, (3) limitations pursuant to any applicable rule or regulation enacted or promulgated by the Helsinki Stock Exchange (or any other self-regulatory organization in the Republic of Finland with jurisdiction over the Helsinki Stock Exchange) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in an options contract on Nokia Stock (or any such security) by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts shall constitute a suspension, absence or material limitation of trading in options contracts related to Nokia Stock and
                                 (5) a suspension, absence or material
                                 limitation of trading on the primary
                                 securities market on which options contracts related to Nokia Stock (or any such security) are traded shall not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternative Determination Date
in case of an Event
of Default....................   In case an Event of Default with respect to
                                 any CP PERQS shall have occurred and be
                                 continuing, the amount declared due and
                                 payable upon any acceleration of this CP
                                 PERQS will be determined by the Calculation
                                 Agent as though the Determination Date were the date of acceleration plus any accrued but unpaid interest to but not including the date of acceleration.


Treatment of Reset PERQS for
United States Federal
Income Tax Purposes...........   The Issuer, by its sale of this CP PERQS, and
                                 the holder of this CP PERQS (and any
                                 successor holder of this CP PERQS), by its
                                 respective purchase thereof, agree (in the
                                 absence of an administrative determination or
                                 judicial ruling to the contrary) to
                                 characterize this CP PERQS for all tax
                                 purposes as an investment unit consisting of
                                 (i) a contract (the "Forward Contract") that
                                 requires the holder of this CP PERQS to pay
                                 an amount per CP PERQS equal to $   (the
                                 "Deposit") and entitles the holder to receive
                                 a cash amount at maturity as described above
                                 under the heading "Amount Payable at
                                 Maturity,"  and (ii) a Deposit with the
                                 issuer of an amount of cash to secure the
                                 holder's obligation under the Forward
                                 Contract, wich Deposit provides for quarterly
                                 interest payments at the rate of    % per
                                 annum.

               Morgan Stanley Dean Witter & Co., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the amount of cash (or other Exchange Property), as determined in accordance with the provisions set forth under "Amount Payable at Maturity" above, due with
respect to the principal sum of U.S. $      (UNITED STATES DOLLARS
                   ), on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

               Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close
(x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

               Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this
Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

               If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

               If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

               If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:                                  MORGAN STANLEY DEAN WITTER & CO.




                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

TRUSTEE'S CERTIFICATE
   OF AUTHENTICATION

This is one of the Notes referred
   to in the within-mentioned
   Senior Indenture.

THE CHASE MANHATTAN BANK,
   as Trustee




By:
    ----------------------------------
    Authorized Officer




                               REVERSE OF SECURITY

               This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Chase Manhattan Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

               Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

               If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

               If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment
Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment.
For this Note to be repaid at the option of the holder hereof, the Paying
Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled
"Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable.
In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

               Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

               In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

               This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

               This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this
Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

               The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

               In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

               The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

               If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

               The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or
(b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

               Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

               The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

               All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

               So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

               With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

               No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

               Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

               No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

               All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.



                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


      TEN COM - as tenants in common
      TEN ENT - as tenants by the entireties
      JT TEN - as joint tenants with right of survivorship and not as tenants in common


      UNIF GIFT MIN ACT - ___________________ Custodian ___________________
                                (Minor)                       (Cust)


      Under Uniform Gifts to Minors Act ________________________________
                                                    (State)

               Additional abbreviations may also be used though not in the above list.


                            ------------------------



               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



---------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.




Dated:
       ------------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.




                            OPTION TO ELECT REPAYMENT

               The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         (Please print or typewrite name and address of the undersigned)


               If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid: ____________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): _____________________.

Dated:
       -------------------------             -----------------------------------
                                             NOTICE:  The signature on this
                                             Option to Elect Repayment must
                                             correspond with the name as
                                             written upon the face of the
                                             within instrument in every
                                             particular without alteration or
                                             enlargement.